As filed with the Securities and Exchange Commission on July 6 , 2007
Registration No. 333-14116

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Ducati Motor Holding S.p.A.
(Exact Name of Registrant as Specified in Its Charter)

Italy (State or Other Jurisdiction of Incorporation or Organization)	N/A (I.R.S. Employer Identification Number)

Via A. Cavalieri Ducati 3,
40132 Bologna, Italy

(Address of Registrant’s Principal Executive Offices)

Stock Appreciation Rights and Stock Option Plan
(Full Title of the Plan)

Ducati North America, Inc.
10443 Bandley Drive
Cupertino, CA 95014-1912
(408) 253-0499

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

On November 20, 2001, Ducati Motor Holding S.p.A. (the “Registrant”) filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration Statement 333-14116) (the “Form S-8”) registering 12,000,000 ordinary shares of the Registrant, par value €.52 per share (the “Shares”) to be issued to participants under the Stock Appreciation Rights and Stock Option Plan (the “Plan”).

On June 4, 2007, the Registrant filed a Form 15F terminating registration of its ordinary shares under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and its duty to file reports under Section 13(a) or Section 15(d) of the Exchange Act pursuant to Rule 12h-6(a). As a result, the Registrant is ceasing to offer and sell Shares under the Plan pursuant to the Form S-8. As of the date hereof, the Registrant estimates that approximately 8,933,750 of the Shares registered in connection with the Plan remain unsold. This Post-Effective Amendment No. 1 to Registration Statement No. 333-14116 is being filed in order to deregister all Shares registered under the Form S-8 remaining unsold under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-14116) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bologna, Italy, on July 5, 2007.

DUCATI MOTOR HOLDINGS S.P.A.
By:	/s/ Gabriele Del Torchio
Name: Gabriele Del Torchio
Title: Managing Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-14116) has been signed by the following persons on July 5, 2007 in the capacities indicated below.
Name	Title
/s/ Gabriele Del Torchio	Managing Director and Strategy and Development Officer
Gabriele Del Torchio	Principal Executive Officer
/s/ Giampiero Paoli	Chairman of the Board of Directors
Giampiero Paoli
/s/ Massimo Bergami	Director
Massimo Bergami
/s/ Roberto Consonni	Director
Roberto Consonni
/s/ Dante Razzano	Director
Dante Razzano
/s/ Giorgio Seragnoli	Director
Giorgio Seragnoli
/s/ Marco Giovannini	Director
Marco Giovannini
/s/ Carlo Umberto Bonomi	Director
Carlo Umberto Bonomi
/s/ Ulrich Weiss	Director
Ulrich Weiss
/s/ Mauro Benetton	Director
Mauro Benetton
/s/ Antonio Perricone	Director
Antonio Perricone

Name	Title
/s/ Roberto Maestroni	Director
Roberto Maestroni
/s/ Enrico D’Onofrio	Manager of Finance
Enrico D’Onofrio	Principal Financial Officer and Principal Accounting Officer
/s/ Michael Lock	Authorized Representative in the United States
Michael Lock